UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 31, 2014, Smartheat, a Nevada Corporation (the “Company”), closed the transaction contemplated by the Amended and Restated Equity Interest Purchase Agreement (the “Amended Equity Interest Purchase Agreement”) dated November 28, 2014, whereby the buyers purchased the remaining 100% of the Company’s equity interests in the following PHE segment subsidiaries: SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang Energy Equipment) Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company (collectively, the “Target Companies”).  Forty percent of the Target Companies had previously been purchased by the buyers for the purchase price of RMB 5,000,000 pursuant to the Equity Interest Purchase Agreement in a transaction that closed on December 30, 2013. The purchase price for the remaining 100% consists of: (i) consideration of RMB 8,500,000 and (ii) the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its subsidiaries as of December 31, 2014. The terms of the Amended Equity Purchase Agreement was previously reported by the Company on its Form 8-K, filed on December 1, 2014.

The buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

The effectiveness of the transaction is subject to the following conditions: (i) approval of its shareholders and (ii) receipt by the Board of Directors of the Company of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties executed a mutual release which will provided, in part, for the Target Companies to forgive all net indebtedness from SmartHeat and all of its subsidiaries. Since the conditions were not met prior to December 31, 2014, the consideration and all documents will be held in escrow and will be released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.

Item 9.01.  Financial Statements and Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	January 5, 2015	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President